UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2023

P3 Health Partners Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2370 Corporate Circle, Suite 300
Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

(702) 910-3950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Class A Common Stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50.	PIIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On March 30, 2023, P3 Health Partners Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”).

Pursuant to the Purchase Agreement, the Company will issue approximately 79.9 million units at a price of approximately $1.12 per unit for institutional investors, and a purchase price of approximately $1.19 per unit for employees and consultants. Each unit consists of one share of Class A Common Stock, par value $0.0001 per share (the “Common Stock”) and 0.75 of a warrant to purchase one share of Common Stock at an exercise price of $1.13. Certain institutional investors have elected to receive pre-funded warrants to purchase Common Stock in lieu of a portion of their Common Stock. In total, the Company agreed to sell (i) an aggregate of approximately 69.2 million shares of its Common Stock, (ii) warrants to purchase an aggregate of approximately 59.9 million shares of Common Stock (the “Common Warrants”), and (iii) pre-funded warrants to purchase an aggregate of approximately 10.8 million shares of Common Stock (the “Pre-Funded Warrants” and, together with the Common Warrants, the “Warrants”), to the Purchasers for aggregate gross proceeds of approximately $89.5 million (collectively, the “Private Placement”). The closing of the Private Placement is subject to certain conditions and is expected to occur on April 6, 2023.

Each Common Warrant will have an exercise price per share of Common Stock equal to $1.13 per share. Each Pre-Funded Warrant has an exercise price per share of Common Stock equal to $0.0001 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

Entities affiliated with Chicago Pacific Partners (“CPF”) agreed to purchase approximately 52.8 million shares of Common Stock, approximately 10.8 million Pre-Funded Warrants and approximately 47.6 million Warrants for aggregate gross proceeds of approximately $71 million. CPF may not exercise any portion of any Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by CPF (together with its affiliates) to exceed 49.99% of the number of shares of Common Stock issued and outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Purchasers are acquiring the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

Registration Rights Agreement

The Purchase Agreement contemplates that at the closing of the Private Placement, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company will agree to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the closing of the Private Placement for purposes of registering the resale of the Shares and shares of Common Stock issuable upon exercise of the Warrants. The Company will agree to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within 120 days after the date thereof. The registration rights agreement also contains certain shelf takedown and piggyback rights.

The Company will also agree, among other things, to indemnify the Purchasers, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

Letter Agreement with CPF

The Purchase Agreement contemplates that at the closing of the Private Placement, the Company will enter into a letter agreement (the “Letter Agreement”) with Chicago Pacific Founders GP, L.P., a Delaware limited partnership (“CPF GP I”), Chicago Pacific Founders GP III, L.P., a Delaware limited partnership (“CPF GP III”) (on behalf of the funds of which CPF GP I is the general partner, certain funds of which CPF GP III is the general partner and/or certain of their affiliated entities and funds (collectively, the “CPF Parties”). Pursuant to the Letter Agreement, (i) for as long as the CPF Parties own 40% of the Company’s outstanding common stock, CPF will be entitled to designate one additional independent member of the Company’s board of directors, who must be independent and satisfy all applicable requirements regarding service as a director of the Company under applicable law and SEC and stock exchange rules, (ii) for as long as the CPF Parties own 40% of the Company’s outstanding common stock, CPF will be entitled to certain information rights and protective provisions, and (iii) the CPF Parties agreed to a standstill restriction from the date of the closing of the Offering to June 30, 2024 that limits the ownership of the CPF parties to 49.99% of the Company’s common stock.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 HEALTH PARTNERS INC.

Date: March 31, 2023	By:	/s/ Atul Kavthekar
Atul Kavthekar
Chief Financial Officer